[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.44

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (the “Agreement”) is entered into as of December 31, 2012 (the “Restatement Date”), by Miragen Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (“Miragen”), and Santaris Pharma A/S, a corporation organized and existing under the laws of Denmark (“Santaris”). Miragen and Santaris may each be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Miragen is engaged in the research, development and commercialization of pharmaceutical products directed to [*] targets;

WHEREAS, Santaris has developed and owns proprietary rights to certain technology relating to the discovery of novel oligonucleotides active against selected molecular targets;

WHEREAS, Miragen and Santaris desire for Santaris to grant licenses to Miragen to use certain of such technology to allow Miragen to discover novel oligonucleotides active against certain [*] targets and to further research, develop, [*] and commercialize products containing such oligonucleotides; and

WHEREAS, the Parties entered into a License Agreement (the “Original Agreement”) as of June 18, 2010 (the “Effective Date”) and amended such license agreement on October 12, 2011 (the “First Amendment”); the Parties now desire to further amend and restate such agreement in its entirety.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS.

When used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the meanings set forth in this Article 1:

1.1.	“Active Ingredient” means the clinically active material in a pharmaceutical product which provides its pharmacological activity (excluding formulation components such as coatings, stabilizers, excipients or solvents, or controlled release technologies).

1.2.

“Affiliate” means, with respect to any person or entity, any other person or entity that controls, is controlled by, or is under common control with, such person or entity. For purposes of this Agreement, a person or entity shall be deemed to control an entity if it owns or controls, directly or indirectly, at least 50% of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other entity.

1.3.	“Combination Product” means any one of the following: (a) a pharmaceutical product that contains a Product and at least one other Active Ingredient that is not a Product; (b) product that contains a Product and a medical device, or (c) any combination of a Product and another pharmaceutical product that contains at least one other Active Ingredient that is not a Product where such products are not formulated together but are sold together as a single product, and in each case, invoiced as one product. Except with respect to Section 1.41 and this Section 1.3, all references to Product in this Agreement shall be deemed to include Combination Product.

1.4.	“Commercialization” or “Commercialize” means activities directed to marketing, promoting, distributing, importing, exporting, using for commercial purposes or selling a product.

1.5.	“Confidential Information” of a Party means all Know-How or other information, including information and materials (whether or not patentable) regarding such Party’s technology, products or business, that is communicated in any way or form to the other Party, pursuant to the Confidentiality Agreement between the Parties dated August 24, 2009, pursuant to the Mutual Non-Disclosure Agreement between the Parties dated September 19, 2008 or pursuant to this Agreement, provided that, in each case, such Know-How or other information or materials are identified as confidential at the time of disclosure. The terms and conditions of this Agreement shall be considered Confidential Information of each Party.

1.6.	“Control” or “Controlled” means the ability of a Party to grant the other Party a license or sublicense of or access to any Know-How or Patent, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party.

1.7.	“Cost of Goods Sold” or “COGS” means, with respect to a certain quantity of [*], the actual cost paid by Santaris to Third Parties to manufacture and supply such [*] (or any component thereof) (the “Third Party Manufacturing Costs”) and to the extent such [*] are not procured from a Third Party or such costs are not otherwise included in the Third Party Manufacturing Costs, Santaris’ FASC to manufacture or supply such [*], in each case, plus: (a) [*]; (b) [*]; (c) [*]; and (d) [*]. Any calculation of COGS will be based upon accepted contract manufacturing industry standards (including allocation of overhead but excluding allocation of idle capacity) and generally accepted accounting principles, applied consistently across Santaris’ products.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.8.	“Development” or “Develop” means the conduct of any pre-clinical, non-clinical or clinical development activity, including toxicology, pharmacology and other similar studies, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), regulatory affairs, pharmacovigilance and all other activities directed to obtaining any Regulatory Approval. Development shall not include any activity relating to the Discovery of Miragen Compounds.

1.9.	“Diligent Efforts means, with respect to any Product, the application of a reasonable level of resources and efforts consistent with the exercise of prudent scientific and business judgment that a company of comparable size and resources within the biotechnology industry to the applicable Party and its Affiliates (or to the extent applicable in the case of Miragen, its Sublicensees) would reasonably devote to a product at a similar stage of research, development or commercialization with similar market potential resulting from its own research efforts, based on conditions then prevailing, but at least those efforts and resources normally used by the applicable Party and its Affiliates (or to the extent applicable in the case of Miragen, its Sublicensees) with respect to a product at a similar stage of research, development or commercialization with similar market potential resulting from such Party’s and its Affiliates’ (or to the extent applicable in the case of Miragen, its Sublicensees’) own research efforts, based on conditions then prevailing. Diligent Efforts shall be determined by taking into account [*]. Diligent Efforts requires that the applicable Party: (a) promptly assign responsibility for research, Development, [*] and Commercialization activities with respect to Products to specific employees or contractors who are held accountable for progress and monitoring such progress on an on-going basis, (b) set and consistently seek to achieve specific and meaningful objectives and timelines for carrying out such research, Development, [*] and Commercialization activities, and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives and timelines.

1.10.	“Discovery” or “Discover” means any activities relating to the [*] of LNA Compounds prior to the [*] of such LNA Compounds for Development.

1.11.	“EMA” or “European Medicine Agency” means the European Medicines Agency or any successor entity thereto.

1.12.	“Equity Agreements” means the Series A Preferred Stock Issuance Agreement, dated as of the Effective Date by and between Miragen and Santaris, and the Amended and Restated Investor Rights Agreement, the Amended and Restated Co-Sale Agreement and the Amended and Restated Voting Agreement, each as amended as of the Restatement Date.

1.13.	“Exclusive Research License” shall have the meaning set forth in Section 2.1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.14.	“Existing Targets” means (a) each of the Targets that were the subject of this Agreement prior to the Restatement Date, which are described in Schedule 1.14; (b) the Targets comprising Existing Target [*] 4 pursuant to Section 2.1(a); and (c) any Target replacing any such Targets pursuant to Section 2.3.

1.15.	“FASC” means, with respect to any particular quantity of [*], the fully allocated cost of manufacturing such [*], which shall comprise all direct costs (including labor, materials, energy, utilities, quality control or other costs incurred directly in and allocated specifically to the manufacturing of such [*] (or any component thereof)) and indirect costs (including [*]) specifically allocable to the production and delivery of such [*]. Any calculation of FASC will be based upon accepted contract manufacturing industry standards (including allocation of overhead but excluding allocation of idle capacity) and generally accepted accounting principles, applied consistently across Santaris’ products. Prior to the commencement of any Manufacturing of [*], the Parties shall agree to more detailed provisions concerning the determination of FASC in a manner consistent with the provisions of this definition.

1.16.	“FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.17.	“Field” means the treatment, prevention or mitigation of any disease, disorder or medical condition in humans. [*]

1.18.	“First Commercial Sale” means, with respect to any Product and any country of the Territory, the first sale of such Product by or on behalf of Miragen, its Affiliates or its Sublicensees to a Third Party in such country, after such Product has been granted Marketing Approval in such country.

1.19.	“[*]”means the [*].

1.20.	“Improvements to LNA Platform Technology” means [*]

1.21.	“IND” means (a) an Investigational New Drug Application (as defined in 21 C.F.R. Part 312 et seq.) filed with the FDA, (b) an application for a Clinical Trial Authorisation pursuant to Directive 2001/20/EC and the regulations promulgated thereunder for initiating clinical trials in the European Union or (c) with respect to Argentina, Australia, Brazil, Canada, Israel, Japan, Mexico, New Zealand, Norway, Russia, Singapore, Switzerland, Turkey and any other country or regulatory jurisdiction, which at the time in question, is a common site for clinical trials in the cardiovascular indications intended for submission to the FDA or European Medicines Agency, (i) an equivalent of the applications described in subsections (a) or (b) in such country or regulatory jurisdiction or (ii) if there is no equivalent to the applications described in subsections (a) or (b) in such country or regulatory jurisdiction, the enrollment of the first subject in a human clinical trial.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.22.	“IND Acceptance” means (a) with respect to any IND as defined in Section 1.21(a), (b) or (c)(i), the first date following submission of such IND on which clinical testing of a Product in human subjects may lawfully commence in the country of such submission or (b) with respect to any IND as defined in Section 1.21(c)(ii), the enrollment of the first subject in a human clinical trial for a Product.

1.23.	“IND Enabling Studies” means pharmacokinetic and toxicology studies required to meet the requirements for filing an IND, including a toxicology study that is conducted in compliance with GLP.

1.24.	“JRC” has the meaning set forth in Section 2.6.

1.25.	“Know-How” means any invention, discovery, development, data, information, process, method, practice, technique, material, result or other know-how, in any tangible or intangible form and whether or not patentable, including specifications, formulations, formulae, software, algorithms, technology, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.26.	“LNA Compound” means any single-stranded oligonucleotide that is comprised of or contains at least one LNA Monomer; provided, that such oligonucleotide is [*] or a [*], but is not [*].

1.27.	“LNA Monomer” means any 2’-O, 4’-C [*] ribonucleoside that is claimed in any Patent Controlled by Santaris as of the Effective Date or at any time during the Term. Any such ribonucleoside shall remain an LNA Monomer after expiration of any such Patent.

1.28.	“LNA Platform Technology” means:

(a)	[*]

(b)	[*].

1.29.	[*]

1.30.	[*] Specifications” means the specifications for the [*] as set forth in Schedule 1.30 and as may be amended by Santaris from time to time upon prior written notice to Miragen; provided, that such amendment applies to all [*].

1.31.	[*].

1.32.	“Marketing Approval” means (a) approval of a new drug application or biologics license application filed with the FDA that is necessary for the Commercialization of a Product in the United States, (b) approval of a marketing authorization application filed with the European Medicines Agency for a Product under the centralized European procedure that is necessary for the Commercialization of a Product in a country in the European Union or (c) the equivalent marketing approval in any other applicable jurisdiction in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.33.	“Miragen Change of Control” means (a) a merger, reorganization or consolidation of Miragen with any entity that is not an Affiliate of Miragen as of the Restatement Date that results in the voting securities of Miragen outstanding immediately prior thereto ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) any entity that is not an Affiliate of Miragen as of the Restatement Date becoming the beneficial owner of 50% or more of the combined voting power of the outstanding securities of Miragen or (c) the sale or other transfer to any entity that is not an Affiliate of Miragen as of the Restatement Date of all or substantially all of Miragen’s business or assets to which this Agreement relates; provided, that a Miragen Change of Control shall not include (i) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by Miragen or any successor or indebtedness of Miragen is cancelled or converted or a combination thereof or (ii) any reincorporation, merger or consolidation effected exclusively for the purpose of changing the domicile of Miragen to another U.S. jurisdiction.

1.34.	“Miragen Compound” means any LNA Compound Targeting a Miragen Target.

1.35.	“Miragen Compound Patent” means any Patent that (a) covers the composition of matter, [*], use, dose, formulation, import or sale of a Miragen Compound or Product and (b) does not contain claims that [*]. For clarity, any Patent [*] will be considered a Patent in the [*] if [*]. Notwithstanding anything otherwise to the contrary in the foregoing, Miragen Compound Patents shall not include any Miragen Target Technology.

1.36.	“Miragen Patents” has the meaning set forth in Section 5.4(a).

1.37.	“Miragen Product Technology” means (a) any Know-How Controlled by Miragen, its Affiliates or Sublicensees at any time during the Term and prior to the termination of this Agreement with respect to a Terminated Miragen Target [*]; and (b) any Patents Controlled by Miragen, its Affiliates or Sublicensees at any time during the Term, in each case that (i) are necessary to Develop, [*] or Commercialize any Reversion Product and (ii)(A) are actually used or practiced by Miragen, its Affiliates or Sublicensees with respect to the Development, [*] or Commercialization of such Reversion Product prior to the applicable effective date of termination for such Terminated Miragen Target [*] or by Santaris, its Affiliates or sublicensees with respect to the Development, [*] or Commercialization of such Reversion Product prior to first dosing of the first patient in the first Phase III Clinical Trial of such Reversion Product, or (B) at the applicable effective date of termination for such Terminated Miragen Target [*] or at the time of the first dosing of the first patient in the first Phase III Clinical

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Trial of such Reversion Product, are expected to be used in the further Development, [*] or Commercialization of such Reversion Product. For the avoidance of doubt, Miragen Product Technology shall (1) include any Know-How created by Miragen or its Affiliates or Sublicensees in the course of practicing a Research License or Product License with respect to any Terminated Miragen Target [*] prior to such termination, and any Patent claiming any invention conceived or reduced to practice by Miragen or its Affiliates or Sublicensees in the course of practicing a Research License or Product License with respect to any Terminated Miragen Target [*] prior to such termination, provided in each case that such Know-How or Patent satisfies the criteria set forth in subsections (i) and (ii) of this Section 1.37 and (2) exclude, with respect to any Reversion Product that is a Combination Product, all Know-How and Patents Controlled by Miragen or its Affiliates or Sublicensees that are necessary to Develop, [*] or Commercialize any Active Ingredient, medical device (other than any devices for the delivery or administration of a Product) or other pharmaceutical product (as described in subsection (c) of Section 1.3) in such Reversion Product that is not a Product. Notwithstanding anything otherwise to the contrary in the foregoing, Miragen Product Technology shall not include any Miragen Compound Patents or Miragen Target Technology.

1.38.	“Miragen Target” means each of the Existing Targets and the New Targets.

1.39.	“Miragen Target Technology” means:

(a)	any Know-How Controlled by Miragen, its Affiliates or Sublicensees during the Term and prior to the termination of this Agreement with respect to a Terminated Miragen Target [*], that relates to the subject matter described in clause (i), (ii) or (iii) in subsection (b) below; and

(b)	any Patents Controlled by Miragen, its Affiliates or Sublicensees during the Term and prior to the termination of this Agreement with respect to a Terminated Miragen Target [*], that claim or cover (i) any Miragen Target in such Terminated Miragen Target [*] (including the sequence, expression or method of producing or purifying such Miragen Target), (ii) any research tool relating to such Miragen Target, including any material or process for preparing such Miragen Target, any assay reagent prepared from such Miragen Target, any process for its preparation, or any method of using such Miragen Target, material or assay reagent to screen, assay, select or otherwise identify any composition of matter that binds to such Miragen Target and alters the activity of such Miragen Target or (iii) the use of any compound containing an LNA Monomer for therapeutic purposes wherein the therapeutic mechanism of action is mediated by the binding of such compound to such Miragen Target and the resulting regulation or modulation of such Miragen Target.

1.40.	“Miragen Technology” means the Miragen Product Technology and the Miragen Target Technology.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.41.	“[*] Patents” means the Patents listed on Schedule 1.41.

1.42.	“Net Sales” means the gross amount invoiced for any sale of any Product by Miragen or any of its Affiliates or Sublicensees (a “Selling Person”), to a person or entity other than a Selling Person or any of its Affiliates or Sublicensees, less the following deductions, in each case to the extent specifically related to the Product and taken by the Selling Person or otherwise paid for or accrued by the Selling Person:

(a)	[*]

(b)	[*]

(c)	[*]

(d)	[*]

(e)	[*]

(f)	[*]

(g)	[*]

Sales of Products between Miragen, its Affiliates and Sublicensees for resale, [*], shall not be included within Net Sales. Disposition of Products for use in clinical trials or as samples shall not be included in the calculation of Net Sales.

Net Sales for Combination Products, for the purpose of calculating Miragen’s payment obligations hereunder, shall be determined as follows:

(i)	In the event one or more Products are sold as part of a Combination Product in a particular country, and all products contained in the Combination Product are sold separately in such country, the Net Sales of such Product(s), for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country, during the applicable Net Sales reporting period, by the fraction, A/(A+B), where: [*] in each case during the applicable Net Sales reporting period.

(ii)	In the event one or more Products are sold as part of a Combination Product and are sold separately in finished form in such country, but the other product(s) included in the Combination Product are not sold separately in finished form in such country, the Net Sales of such Product(s), for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction C/D where: [*] in each case during the applicable Net Sales reporting period. Under no circumstances can C/D exceed one hundred percent (100%).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)	In the event that one or more Product(s) are sold as part of a Combination Product and are not sold separately in finished form in the country, but all of the other product(s) included in the Combination Product in such country are sold separately, the Net Sales of such Product(s), for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction (D-E)/D, where: [*] in each case during the applicable Net Sales reporting period.

(iv)	In the event that that one or more Product(s) are sold as part of a Combination Product and the Net Sales of such Product(s) cannot be determined using the methods above, Net Sales of such Product(s) for the purposes of determining payments based on such Net Sales shall be agreed upon in good faith by the Parties, on the basis of the respective fair market values of such Product(s) and all other products included in such Combination Product.

1.43.	“New Target” means the Targets comprising New Target [*] 1, each Target in a Target [*] for which Miragen exercises a Product License Option, and any Target replacing any such Target pursuant to Section 2.3. For clarity, New Target excludes Existing Targets.

1.44.	“New Target [*]” means any Target [*] that includes [*] New Targets.

1.45.	“Non-Exclusive Research License” shall have the meaning set forth in Section 2.2.

1.46.	“Patents” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates and (e) any other form of government-issued right substantially similar to any of the foregoing.

1.47.	“Phase 1 Clinical Trial” means a human clinical trial of a Product in human subjects according to 21 C.F.R. §312.21(a), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.48.	“Phase 2 Clinical Trial” means a clinical trial of a Product on patients, the principal purpose of which is to establish clinical proof of principle and to obtain sufficient information about such Product’s safety and efficacy to permit the design of further clinical trials, and that would satisfy the requirements of 21 C.F.R. Part 312.21(b), or a similar clinical study prescribed by the Regulatory Authorities in a country other than the United States.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.49.	“Phase 3 Clinical Trial” means a pivotal clinical study of a product, which study is designed to: (a) establish that such product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed; (c) support Regulatory Approval of such product; and (d) be generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), or other comparable regulation imposed by a Regulatory Authority in a country other than the United States.

1.50.	“Product” means any pharmaceutical product containing, or consisting of, one or more Miragen Compounds.

1.51.	“Product License” has the meaning set forth in Section 3.2.

1.52.	“Product License Option” has the meaning set forth in Section 3.1.

1.53.	“Regulatory Approval” means any technical, medical, scientific or other license, registration, authorization or approval of any Regulatory Authority necessary for the Development, [*] or Commercialization of a Product in any regulatory jurisdiction, including any Marketing Approvals.

1.54.	“Regulatory Authority” means any agency, department, bureau, commission, council or other governmental entity involved in the granting of a Regulatory Approval for any jurisdiction.

1.55.	“Regulatory Documentation” means (a) all regulatory files relating to the Development or Commercialization of Products, including any licenses (to the extent transferable), and minutes of meetings and telephone conferences with any Regulatory Authorities, validation data, preclinical and clinical studies and tests related to Products including original data, case report forms, study files relating to the aforementioned studies and tests, and all audit reports of clinical studies, plus all applications (and amendments thereto) for Regulatory Approvals, annual reports and safety reports associated therewith, drug master files, which are in Miragen’s or its Affiliates’ possession or Control, and all correspondence with Regulatory Authorities regarding the marketing status of Products; and (b) all records maintained under cGMPs or other record keeping or reporting requirements of Regulatory Authorities, including all correspondence and communications with Regulatory Authorities in connection with Products (including any advertising and promotion documents), adverse event files, complaint files and manufacturing records.

1.56.	“Research License” has the meaning set forth in Section 2.2.

1.57.	“Retained Compound” means (a) any LNA Compound that is designed or being developed to exert its biological effect through binding to a Miragen Target that is not a Miragen Target in a Terminated Miragen Target [*] or (b) any other compound with potential therapeutic activities that is not an LNA Compound.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.58.	“Reversion Product” means, with respect to a particular Terminated Miragen Target [*], (a) any Miragen Compound that Targets a particular Miragen Target in such Terminated Miragen Target [*] and was identified by Miragen prior to termination of this Agreement for such Terminated Miragen Target [*] or (b) any Product that contains or consists of any Miragen Compound described in clause (a) above, wherein such Product is in the form in existence or contemplated prior to such termination. For the avoidance of doubt, such Product described in clause (b) above in such existing or contemplated form may contain any Miragen Compound described in clause (a) above.

1.59.	“Royalty Period” means, on a Product-by-Product and country-by-country basis, the period of time, if any, beginning on the date of the First Commercial Sale of such Product in such country and extending until the later of (a) 10 years after such First Commercial Sale of such Product in such country or (b) the first date on which there is no Valid Claim of any Patents included in the LNA Platform Technology or the Santaris Technology claiming the composition of matter of, or the method of using, such Product (or any Miragen Compound or LNA Monomer contained therein) in such country.

1.60.	“Santaris Change of Control” means (a) a merger, reorganization or consolidation of Santaris with any entity that is not an Affiliate of Santaris as of the Restatement Date which results in the voting securities of Santaris outstanding immediately prior thereto ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) any entity that is not an Affiliate of Santaris as of the Restatement Date becoming the beneficial owner of 50% or more of the combined voting power of the outstanding securities of Santaris or (c) the sale or other transfer to any entity that is not an Affiliate of Santaris as of the Restatement Date of all or substantially all of Santaris’ business or assets to which this Agreement relates; provided, that a Santaris Change of Control shall not include (i) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by Santaris or any successor or indebtedness of Santaris is cancelled or converted or a combination thereof or (ii) any reincorporation, merger or consolidation effected exclusively for the purpose of changing the domicile of Santaris to another jurisdiction.

1.61.	“Santaris Technology” means any and all (a) Know-How Controlled by Santaris that is disclosed to Miragen under this Agreement and (b) Patents Controlled by Santaris as of the Effective Date or during the Term that (i) are necessary for the Development, [*] or Commercialization of any Miragen Compound or Product and (ii) (1) are actually used or practiced by Miragen, its Affiliates or Sublicensees with respect to such Miragen Compound or Product prior to first dosing of the first patient in the first Phase III Clinical Trial of such Miragen Compound or Product, or (2) at the time of first dosing of the first patient in the first Phase III Clinical Trial of such Miragen Compound or Product, are expected to be used in the further Development, [*] or Commercialization of such Miragen Compound or Product. Notwithstanding anything otherwise to the contrary in the foregoing, Santaris Technology shall not include any Miragen Compound Patents or any LNA Platform Technology and, except as provided in Section 5.6, shall not include any [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.62.	“Sublicense” means (a) a sublicense granted by Miragen or its Affiliates to a Sublicensee under an Exclusive Research License or a Product License in accordance with Section 2.1 or 3.2, as applicable; or (b) a license granted by Miragen or its Affiliates, under a Miragen Compound Patent, to research, develop, make, use, sell, offer to sell or import a Product.

1.63.	“Sublicense Revenue” means all consideration in any form received by Miragen or any of its Affiliates in exchange for a grant by Miragen or its Affiliates of a Sublicense, excluding: (i) [*] (ii) consideration as reimbursement for costs and expenses, such as research costs, development costs, manufacturing costs, promotional expenses, patent costs, and the like; (iii) any consideration as a loan to (other than to the extent any loan is forgiven or credited toward any other payment obligations), or in exchange for the equity of, Miragen or any of its Affiliates; and (iv) any royalties paid by any Sublicensee (other than an Affiliate of Miragen) to Miragen or any of its Affiliates with respect to sales of Products by such Sublicensee (the “Sublicense Royalties”); in each case, except to the extent specifically included below. Sublicense Revenue shall include the following amounts paid by any Sublicensee (other than an Affiliate of Miragen) to Miragen or its Affiliates in exchange for the grant of such Sublicense:

(a)	any license maintenance fee;

(b)	any milestone payments (including development, regulatory and sales-based milestone payments), other than any payment paid by a Sublicensee solely on account of [*]; provided; that, in respect of [*], [*] in respect of [*];

(c)	the portion of any minimum royalty payment received by Miragen or any of its Affiliates in excess of Sublicense Royalties received;

(d)	any profit-sharing revenues for any Product;

(e)	any co-promotion, distribution or joint marketing fees in excess of any payment as reimbursement for the costs and expenses incurred by Miragen or any of its Affiliates in connection with such co-promotion, distribution or marketing activities;

(f)	any payments for the supply of Products in excess of [*] of COGS for such Products or any component thereof (calculated using the definitions set forth in Sections 1.7 (COGS) and 1.15 (FASC), applied mutatis mutandis to Miragen and its Affiliates and with respect to Products or any component thereof (instead of [*] or any component thereof);

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)	any payments for Miragen’s or its Affiliates’ performance of research or development activities, to the extent that such payments exceed both (i) [*] of Miragen’s or its Affiliates’ actual cost of performing such research or development activities and (ii)(A) the amounts paid to Miragen or its Affiliates by Third Parties for similar research or development activities performed by Miragen or its Affiliates or (B) if Miragen and its Affiliates have not been paid by Third Parties for similar research or development activities, the amounts paid to biotechnology companies in arms’ length transactions with Third Parties for similar research or development activities relating to products or technology identified, created or developed by such biotechnology company;

(h)	if a Sublicensee (other than an Affiliate of Miragen) issues publicly traded equity or debt securities to Miragen or any of its Affiliates in connection with a Sublicense grant, the fair market value of such securities issued to Miragen or any of its Affiliates (such fair market value to be determined by the method used to determine the amount paid by Miragen or its Affiliates or, if no such method is specified, the average closing price of such securities for the twenty (20) business days preceding the date of issuance to Miragen or any of its Affiliates), net of any cash consideration paid by Miragen or any of its Affiliates for such securities; and

(i)	if Miragen or any of its Affiliates issue equity or debt securities to a Sublicensee (other than an Affiliate of Miragen) in connection with a Sublicense grant, any consideration received by Miragen or any of its Affiliates for such securities to the extent such consideration exceeds [*] of the fair market value of such securities (such fair market value to be determined, (i) if such securities are not then publicly traded, [*], or (ii) if such securities are then publicly traded, by the method used to determine the amount paid by such Sublicensee or if no such method is specified, the average closing price of such securities for the twenty (20) business days preceding the date of issuance to such Sublicensee).

1.64.	“Sublicensee” means, with respect to a particular Product, either: (a) an Affiliate of Miragen or a Third Party to whom Miragen has granted a Sublicense or rights (including an option) to obtain a Sublicense; or (b) a Third Party to whom Miragen has granted the right to promote or distribute a Product if such Third Party is principally responsible for the marketing, promotion and booking of sales of such Product within a particular country or territory, but excluding wholesalers, physical distributors, subcontractors, [*], or contract sales forces (or other Third Party promoting or distributing the Product but booking sales on behalf of Miragen).

1.65.	“Target” means the [*] sequences through which a proposed drug therapeutic mediates or is intended to mediate its therapeutic activity.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.66.	“Target [*]” means the Miragen Targets that [*]. As of the Restatement Date, Target [*] consist of the three [*] of Miragen Targets described in Schedule 1.14 (“Existing Target [*] 1-3”). All [*] sequences that comprise other Target [*] shall be designated by the Parties after each Miragen Target proposed by Miragen to be included in a Target [*] clears the gate-keeping procedure set forth in Section 2.4 and shall be comparable in size, nature and scope to the Miragen Targets included in Existing Target [*] 1-3.

1.67.	“Target Patent” means any Patent claiming (i) any Target (including the sequence, expression or method of producing or purifying such Target), (ii) any research tool relating to such Target, including any material or process for preparing such Target, any assay reagent prepared from such Target, any process for its preparation, or any method of using such Target, material or assay reagent to screen, assay, select or otherwise identify any composition of matter that binds to such Target and alters the activity of such Target or (iii) the use of any compound for therapeutic purposes wherein the therapeutic mechanism of action is mediated by the binding of such compound to such Target and the resulting regulation or modulation of such Target. Notwithstanding anything otherwise to the contrary in the foregoing, Target Patents shall not include any LNA Platform Technology or Santaris Technology.

1.68.	“Targeting” means, when used to describe the relationship between an LNA Compound and a Target, that such LNA Compound (a) is [*] to such Target and (b) is designed or being developed to exert its biological effect through binding to such Target. For purposes of this Section 1.67, “[*]” means that [*]. For clarity, an LNA Compound that is [*] to a Target may be [*].

1.69.	“Term” has the meaning set forth in Section 8.1.

1.70.	“Terminated Miragen Target [*]” has the meaning set forth in Schedule 8.5(b).

1.71.	“Territory” means the entire world.

1.72.	“Third Party” means any Person other than Miragen, Santaris or their respective Affiliates.

1.73.	“Upfront Payment” means (a) all consideration in any form received by Miragen or any of its Affiliates from a Sublicensee (other than an Affiliate of Miragen) upon the execution of an agreement granting a Sublicense with respect to a New Target and in exchange for the grant of such Sublicense by Miragen or its Affiliate to such Sublicensee, and (b) if Miragen or any of its Affiliates grants a Third Party rights (including an option) to obtain a Sublicense with respect to a New Target (including a Target that subsequently becomes a New Target), then upon the earlier of (i) [*] or (ii) [*] (the date of such earlier event is referred to as the “Trigger Date”): (1) [*] of all consideration in any form received by Miragen or any of its Affiliates from such Third Party pursuant to the agreement granting such rights (the “Option Agreement”) prior to the Trigger Date, and (2) [*] of all

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

consideration in any form received by Miragen or any of its Affiliates from such Third Party under the Option Agreement upon the exercise of such right to obtain such Sublicense to such New Target and in exchange for the grant of such Sublicense for such New Target, but in each case of (a) and (b) excluding: (i) any consideration as reimbursement for costs and expenses, such as research costs, development costs, manufacturing costs, promotional expenses, patent costs, and the like; (ii) any consideration as a loan to (other than to the extent any loan is forgiven or credited toward any other payment obligations), or in exchange for the equity of, Miragen or any of its Affiliates; and (iii) any consideration that is reasonably allocable to a Sublicense or grant of other rights to an Existing Target or a Target that never becomes a New Target, or to a license, sublicense or option to receive a license or sublicense to intellectual property other than the LNA Platform Technology or Santaris Technology; in the case of (i) or (ii), except to the extent any such exclusion would be included in Sublicense Revenue pursuant to Section 1.62(f), (g), (h) or (i) if paid after the execution of such agreement or after the exercise of such right, as applicable. In the event that in an Option Agreement, Miragen or any of its Affiliates also grant a Third Party an option or other rights that pertains to other therapeutic target(s) in addition to the New Target for which such Third Party exercises the option and obtains a Sublicense, then the consideration received under the Option Agreement that pertains to both such New Target and other therapeutic target(s) shall, in addition to the [*] described above (if applicable), be allocated among all such therapeutic targets for the purpose of determining the amount of the Upfront Payment as follows: if all such therapeutic targets are at similar stage of development when such consideration is received, then the consideration so received shall be allocated equally among all such therapeutic targets; if at least one such therapeutic target is at different stage of development from another such therapeutic target at such time, then the Parties shall negotiate in good faith a reasonable allocation of the consideration so received among all such therapeutic targets based on the development stage of each such therapeutic target at such time. For example, if Miragen receives [*] from a Third Party under such an Option Agreement, which payment pertains to [*] therapeutic targets (which include the New Target for which such Third Party exercises the option and obtains a Sublicense) and all [*] such therapeutic targets are at the same stage of development when the payment is received, then upon such Third Party’s exercise of such option with respect to the New Target included in such three therapeutic targets, [*] of [*] of such [*] payment ([*]) shall be included in the Upfront Payment, provided that such [*] payment was in exchange for such option and none of the exclusions set forth in (i)-(iii) apply.

1.74.	“Valid Claim” means a claim of any unexpired issued Patent that shall not have been dedicated to the public, disclaimed nor held invalid or unenforceable by a court or government agency of competent jurisdiction in an unappealed or unappealable decision.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	RESEARCH ACTIVITIES.

2.1.	Exclusive Research License.

(a)	As of the Effective Date, Miragen was granted an Exclusive Research License for the Miragen Targets included in Existing Target [*] 1-3. Prior to the [*] anniversary of the Restatement Date, and subject to clearance of the gate-keeping procedure set forth in Section 2.4, Miragen shall have the right to nominate and include in the Exclusive Research License and Product License one additional Target [*] of Existing Targets (“Existing Target [*] 4”). If such proposed Target [*] fails such gate-keeping procedure, Miragen shall have the right to propose alternative Target [*] for submission to such gate-keeping procedure until a proposed Target [*] passes the gate-keeping procedure and thereby becomes Existing Target [*] 4, provided however, that, with respect to all alternative submissions that are submitted after the [*] anniversary of the Restatement Date, each such alternative submission shall be made within [*] days after Miragen receives notice that the immediately prior submission failed the gate-keeping procedure.

(b)	In respect of each Existing Target, Santaris hereby grants to Miragen an exclusive license, with the right to grant sublicenses as provided below, under the LNA Platform Technology and the Santaris Technology solely to discover, identify, [*] for non-clinical research development, and otherwise conduct non-clinical research of, Miragen Compounds Targeting such Existing Target and conduct pre-clinical development of Products containing such Miragen Compounds in the Field (an “Exclusive Research License”), subject to Section 7.2(g) and the following terms and conditions:

(c)	Miragen may grant Sublicenses under an Exclusive Research License only to Sublicensees granted a Product License under Section 3.2 and such Sublicenses shall be subject mutatis mutandis to the terms and conditions set forth in Section 3.2 with respect to Sublicenses under the Product License; provided, that Miragen shall not grant Sublicenses under an Exclusive Research License with respect to an Existing Target unless and until (i) [*] and (ii) such Sublicenses are granted in connection with a grant of rights to such Sublicensees under certain Know-How and Patents Controlled by Miragen and its Affiliates that pertains to one or more Miragen Compounds Targeting such Existing Target. For purposes of this Section 2.1, “[*]” means [*] that (x) [*] and (y) [*];

(d)	Any Sublicenses under an Exclusive Research License to Discover Miragen Compounds shall be granted solely for the purpose of [*] the applicable Existing Target. For purposes of this Section 2.1(d), “[*]” means, with respect to a Miragen Compound and the Existing Target to which such Miragen Compound binds, the [*] of LNA Compounds that [*] and thereby [*];

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)	Except in connection with any Sublicenses granted in accordance with Section 3.2 and this Section 2.1, an option for such a Sublicense, or a Third Party’s evaluation of its interest in obtaining such a Sublicense or option, Miragen shall not perform any fee-for-service or other activities under a Research License for the benefit of any Third Party; and

(f)	Notwithstanding anything otherwise to the contrary in this Agreement, [*] any Know-How within the LNA Platform Technology that pertains to [*].

2.2.	Non-Exclusive Research License.

(a)	In respect of [*], Santaris hereby grants to Miragen and its Affiliates a non-exclusive license, without right to sublicense, under the LNA Platform Technology and the Santaris Technology [*] (the “Non-Exclusive Research License,” and together with the Exclusive Research License, the “Research Licenses”). Miragen shall not have the right to grant any sublicenses under the Non-Exclusive Research License. At such time as Miragen no longer has any right to select any New Target [*] under Section 3.2, or to replace any New Target [*] under Section 2.3, the Non-Exclusive Research License shall become limited to the Targets comprising the six New Target [*] (including those New Target [*] that are replacements for prior New Target [*] but excluding the prior New Target [*] that have been replaced).

(b)	[*]

(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

(vi)	[*]

2.3.	Replacement Targets.

(a)	Subject to the procedure and limitations set forth in this Section 2.3, Miragen may replace each Miragen Target (and its Target [*]) at any time prior to: (i) in the case of an Existing Target [*] 1-3, the [*] anniversary of the Restatement Date and (ii) in the case of Existing Target Family 4 and each New Target [*], the [*] anniversary of the date such Target [*] was designated as the Existing Target [*] 4 pursuant to Section 2.1(a) or as a New Target [*] pursuant to Section 3.1, as applicable.

(b)	If Miragen desires to replace any Miragen Target, it shall notify Santaris and identify such Miragen Target (and its Target [*]) and provide the information described in Section 2.4(a) for the proposed replacement Target. The proposed replacement Target (and its Target [*]) [*]. If such proposed Target (and each member of its Target [*]) passes such gate-keeping procedure, then subject to compliance with subsection (d) below, it shall be designated as an Existing or New Target and its Target [*] shall be designated as an Existing or New Target [*], as the case may be, and this Agreement shall terminate with respect to the Target (and its Target

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]) that has been replaced and the terms of Section 8.5(b) shall apply. If such proposed Target fails such gate-keeping procedure, then it shall not be designated as an Existing or New Target, as the case may be, and Miragen may propose alternative Target to replace such Miragen Target, subject to the same gate-keeping procedure until a proposed Target passes the gate-keeping procedure and is designated as an Existing or New Target; provided that each alternative proposal that is submitted after the applicable time period set forth in Section 2.3(a) shall be submitted within [*] days after the immediately prior proposal fails the gate-keeping procedure.

(c)	Miragen may replace each Miragen Target only [*], except that it may replace New Target [*] 1 [*].

(d)	Within [*] days after a proposed replacement Target passes the gate-keeping procedure, Miragen shall pay Santaris the amounts required under Section 4.3.

2.4.	Target Gate-keeping Procedure.

(a)	In respect of each Target that is subject to a gate-keeping procedure, including as provided in Sections 2.1(a), 2.3(b), 3.1(a) and 3.1(b), Miragen shall provide a notice of the proposed Target [*] (the “Target Notice”). In the Target Notice, Miragen will identify the proposed Targets comprising the Target [*] by the provision of the full length DNA sequence and [*] number.

(b)	Within [*] days after receipt of a Target Notice, Santaris shall either:

(i)	notify Miragen in writing that none of the Targets in the proposed Target [*] is an Excluded Target (as defined below), in which case the proposed Target shall be deemed to have passed the gate-keeping procedure; or

(ii)	notify Miragen in writing that the proposed Target [*] includes an Excluded Target, in which case Miragen shall have the right to verify such determination as set forth below.

If Santaris does not notify Miragen pursuant to Section 2.4(b)(i) or (ii) within such [*]-day period, then proposed Target shall be deemed to have passed the gate-keeping procedure.

(c)	If Santaris notifies Miragen in writing that the proposed Target [*] includes an Excluded Target, then upon Miragen’s request within [*] days thereafter, Santaris shall promptly submit to a mutually agreed independent Third Party auditor sufficient documentation for such Third Party auditor to verify that the proposed Target [*] includes an Excluded Target. Such Third Party auditor shall disclose to Miragen, within [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

days of receiving such documentation from Santaris, only whether the proposed Target [*] includes an Excluded Target. The results of such verification procedure by such Third Party auditor shall be deemed the Confidential Information of Santaris. Miragen shall bear the costs of such Third Party auditor if such auditor finds that the proposed Target [*] includes an Excluded Target, and Santaris shall bear the costs of such Third Party auditor if such auditor finds that the proposed Target [*] does not include an Excluded Target. If such auditor finds that the proposed Target [*] does not include an Excluded Target or Miragen does not so request such verification, then the proposed Target [*] shall be deemed to have passed the gate-keeping procedure. If such auditor finds that the proposed Target [*] includes an Excluded Target, then the proposed Target [*] shall be deemed to have failed the gate-keeping procedure.

(d)	“Excluded Target” means a proposed Miragen Target (i.e., Existing Target [*] 4, New Target or replacement of an Existing or New Target) for which (i) prior to the date of Miragen’s nomination Santaris entered into an agreement with a Third Party that, at the time of Miragen’s nomination, prevents Santaris from granting an exclusive license to develop and commercialize LNA Compounds Targeting such Target as provided in Section 3.2; or (ii) prior to the date of Miragen’s nomination, Santaris has commenced a bona fide internal research and development program directed against such Target and the program is still ongoing at the time of Miragen’s nomination; or (iii) with respect to a Target other than [*], prior to the date of Miragen’s nomination, (A) Santaris has either (1) entered into an agreement with a Third Party that, when such agreement was in force, prevented Santaris from granting an exclusive license to develop and commercialize LNA Compounds Targeting such Target as provided in Section 3.2, but, at the time of Miragen’s nomination, such Third Party agreement has been terminated or otherwise no longer prevents Santaris from granting such an exclusive license, or (2) commenced a bona fide internal research and development program directed against such Target, but, at the time of Miragen’s nomination, the program has been suspended or halted, (B) a Patent claiming LNA Compounds Targeting such Target was filed by Santaris or its Third Party licensee and, at the time of Miragen’s nomination, (1) such Patent still includes at least one claim that claims one or more LNA Compounds Targeting such Target and (2) such Patent is still a pending patent application or is an issued and unexpired patent that has not been dedicated to the public, disclaimed, abandoned or held unenforceable or invalid by a court or other government authority of competent jurisdiction in an unappealed or unappealable decision, and (C) at least [*] have been completed [*] on such LNA Compounds by Santaris or its Third Party licensee.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)	If Miragen nominates as a Miragen Target any Target that is described in clause (iii) and not also described in clauses (i) or (ii) of subsection (d), Santaris shall notify Miragen of such status. If such nominated Target was previously the subject of an exclusive license granted by Santaris to a Third Party for such Third Party to develop and commercialize LNA Compounds Targeting such Target and at the time of Miragen’s nomination, such license agreement has been terminated and Santaris has payment obligations to such former exclusive licensee on account of the practice of Santaris Technology exclusively licensed to Santaris by such former exclusive licensee (such Santaris Technology, the “Reverted Technology”), then Santaris shall, within [*] days after receipt of the applicable Target Notice, disclose in writing to Miragen the scope and content of the Reverted Technology and Santaris’ payment obligations with respect to the practice of such Reverted Technology for the development and commercialization of LNA Compounds Targeting such Target. If Santaris then elects, in its discretion, to allow such nominated Target to be a Miragen Target, then the Parties shall negotiate in good faith to reach agreement on commercially reasonable terms and conditions to include such Target as a Miragen Target, including, if Miragen elects to obtain rights to the Reverted Technology, the obligation of Miragen to make all payments to such Third Party to obtain such rights. If the Parties have not reached such agreement within [*] days after Santaris notifies Miragen of its willingness to allow such nominated Target to be a Miragen Target, such nominated Target shall not become a Miragen Target.

2.5.	Research Diligence. In respect of each Exclusive Research License, Miragen shall use Diligent Efforts, either directly or, subject to the terms of Section 2.1, through one or more Sublicensees, to Discover and research Miragen Compounds and conduct pre-clinical development of one Product per Target [*] prior to IND Acceptance for a Product Targeting such Target [*] under such Exclusive Research License, including by maintaining and utilizing sufficient resources and facilities to perform such activities and using personnel with sufficient skills, experience and in such number as may be reasonably required to accomplish efficiently and expeditiously its objectives under such Exclusive Research License in good scientific manner and in compliance in all material respects with all applicable laws. Santaris’ sole remedy with respect to any breach of the diligence obligations set forth in this Section 2.5 shall be termination of the Exclusive Research License granted to Miragen with immediate effect with respect to the Existing Target for which Miragen has breached its diligence obligations set forth in this Section 2.5 in accordance with Section 8.2 and all other applicable effects of such termination set forth or referred to in Section 8.5. The Parties acknowledge and agree that Miragen has used Diligent Efforts in compliance with this Section 2.5 as of the Restatement Date.

2.6.	Joint Research Committee. Within 30 days following the Effective Date, Santaris and Miragen shall establish a joint research committee (the “JRC”) to assist Miragen’s efforts to research and Develop Products hereunder. The JRC shall serve primarily as a forum to facilitate communications between the Parties and enable Santaris to provide to Miragen such technical assistance and expertise as the Parties desire in the form of consultation and advice pursuant to Section 2.7

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

in connection with Miragen’s research and early development activities (including [*] and other similar activities) relating to the Miragen Compounds and Products. The JRC shall be comprised of two representatives from each Party as appointed by such Party. A Party may replace one or more of its representatives from time to time upon written notice to the other Party. Until the termination of this Agreement or December 18, 2015, whichever comes first, the JRC shall meet at least once each quarter at dates, times and locations mutually agreed by the JRC, unless the Parties mutually agree to a different meeting frequency. The JRC shall not have any authority to decide any matters arising hereunder on behalf of either Party.

2.7.	Technical Support. Santaris shall make its scientific personnel reasonably available to Miragen in connection with the meetings of the JRC or otherwise (including by telephone or email but not by any method that requires travel for such purpose) to:

(a)	[*]; and

(b)	[*]

Santaris shall not be required to provide any consultation or other services pursuant to this Section 2.7 after the earlier of (x) the [*] anniversary of the Restatement Date, and (y) the date on which a Miragen or Santaris Change of Control becomes effective; provided, that in the absence of a Miragen Change of Control, Santaris shall share with Miragen, during the Term of this Agreement, Know-How Controlled by Santaris that relates to toxicology or manufacture of, or obtaining Regulatory Approval for, LNA Compounds if Santaris identifies, in its sole discretion, such Know-How as useful to Miragen’s research, Development, [*] or Commercialization efforts pursuant to this Agreement. Notwithstanding anything otherwise to the contrary hereunder, Santaris shall not be required to perform any research or Development activities in connection with the Miragen Targets, Miragen Compounds or Products on behalf of Miragen, its Affiliates or Sublicensees or transfer to Miragen, its Affiliates or Sublicensees any materials in connection with the activities contemplated pursuant to this Section 2.7.

2.8.	Research Reports. Until the termination of this Agreement or Miragen’s provision of reports pursuant to Section 3.4 with respect to an Existing Target, whichever comes first, Miragen shall provide to the JRC, at least five business days in advance of each JRC meeting, a reasonably detailed written progress report on the status of its research activities with respect to each Existing Target for which the Exclusive Research License has not terminated, including summaries of data and results generated with respect to any such Targets and an assessment of the likelihood of, and timetable for, the completion of any applicable IND Enabling Studies and filing of any INDs with respect to such Targets. Each such report shall be deemed the Confidential Information of Miragen. For clarity, Miragen shall have no obligation to provide any report on its research activities conducted under its Non-Exclusive Research License.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.9.	Miragen hereby acknowledges and agrees that, (a) it assumes sole responsibility for designating any Target, and (b) neither Santaris nor any of its Affiliates makes any representations or warranties [*]

3.	PRODUCT DEVELOPMENT, [*] COMMERCIALIZATION.

3.1.	Product License Option. Miragen shall have the option to obtain a Product License for each New Target [*] as provided below (a “Product License Option”):

(a)	At [*] prior to commencing IND Enabling Studies of an LNA Compound Targeting any Target (other than an Existing Target), Miragen may exercise its right to obtain a Product License in respect of such Target (and members of its Target [*]) by written notice to Santaris and the Parties shall follow the gate-keeping procedure set forth in Section 2.4. Within [*] days after such proposed Target (and each member of its Target [*]) passes the gate-keeping procedure, Miragen shall pay the amount required under Section 4.5 and such Target and its Target [*] members shall then be a New Target and its Target [*] shall then be a New Target [*].

(b)	Within [*] days after the Effective Date, Miragen shall propose a Target (and members of its Target [*]) to be included in the Product License by written notice to Santaris and the Parties shall follow the gate-keeping procedure set forth in Section 2.4. If such proposed Target (and members of its Target [*]) passes such gate-keeping procedure, such Target and members of its Target [*] shall be designated as “New Target [*] 1”. If such proposed Target (or any member of its Target [*]) fails such gate-keeping procedure, Miragen shall have the right to propose alternative Targets until a proposed Target (and members of its Target [*]) passes the gate-keeping procedure and is thereby designated as New Target [*] 1.

(c)	There shall be no more than [*] New Target [*] at any particular time point. For clarity, if a New Target [*] is replaced under Section 2.3, such replaced Target [*] shall no longer be a New Target [*] and shall not be counted toward the total number of New Target [*]. Miragen shall not have the right to propose any New Target [*] (but excluding replacements for New Target [*], which may be proposed during the time period set forth in
Section 2.3(a)) after the [*] anniversary of the Restatement Date.

(d)	For clarity, Miragen’s Product License under Section 3.2 for New Targets will not cover any Target that is nominated by Miragen as a New Target but fails the gate-keeping procedure set forth in Section 2.4 or any other Target (other than an Existing Target) for which Miragen does not seek to nominate as a New Target (or any LNA Compounds Targeting any such Targets identified by the practice of the Non-Exclusive Research License).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)	Miragen acknowledges that nothing in this Agreement shall restrict Santaris, by itself and through its Affiliates and Third Parties, from discovering, researching, developing and commercializing LNA Compounds Targeting any Target that is not an Existing Target or a New Target. [*]

(f)	[*]

3.2.	Product License. Subject to the terms of Section 7.2(g), Santaris hereby grants to Miragen an exclusive license under the LNA Platform Technology and the Santaris Technology to research (other than to Discover), Develop, [*] and Commercialize Products in the Territory for use in the Field (the “Product License”). For clarity, the Product License for any Target that is subject to the gate-keeping procedure in Section 2.4 shall not become effective unless and until such Target has passed such gate-keeping procedure and Miragen pays the applicable amount (if any) under Section 4.5. Miragen may grant to its Affiliates or any Third Party a Sublicense under the Product License with the right to grant additional Sublicenses; provided, that each such Sublicense shall:

(a)	be a written agreement subject and subordinate to, and consistent with, the terms and conditions of this Agreement that are applicable to such Sublicense;

(b)	require each such Sublicensee to comply with all applicable terms of this Agreement, including keeping books and records with respect to sales of Products by such Sublicensee, permitting Santaris to audit (through an independent auditor and consistent with Section 4.12(b)) such books and records for the sole purpose of verifying Net Sales-based payments required to be paid by Miragen pursuant to Sections 4.9 and 4.10 and indemnifying Santaris in the same manner as provided in Section 9.1(a) with respect to activities performed by such Sublicensee; and

(c)	not in any way diminish, reduce or eliminate any of Miragen’s obligations under this Agreement, including any obligation to use Diligent Efforts to Develop or Commercialize any Product (but efforts of any Sublicensee in such regard shall be considered efforts of Miragen).

Miragen shall remain primarily responsible for its obligations hereunder and for the performance of its Sublicensees and shall guarantee that any such Sublicensees comply with all relevant provisions of this Agreement. Miragen shall provide Santaris a copy of each such sublicense agreement, which may be redacted of all confidential information not reasonably required for Santaris to verify that such agreement complies with this Section 3.2, provided that Miragen shall not redact the triggers for milestone or other payments under such sublicense agreement which will qualify as Upfront Payments or Sublicense Revenue upon receipt by Miragen, but may redact the amount of each such payment (which amount shall be disclosed to Santaris when Miragen receives such payment and is obligated to make a payment under Section 4.10 as a result of such receipt).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3.	Exclusivity.

(a)	Santaris Exclusivity. For as long as this Agreement has not expired or been terminated with respect to a particular Target [*], Santaris and its Affiliates shall not, either for their own benefit or on behalf of any Third Party (and shall not grant or maintain a grant to any rights to any Third Parties to), [*], or [*], (i) any Miragen Target in such Target [*], (ii) any [*] Miragen Target in such Target [*] but [*] that is not a Miragen Target or (iii) any [*] Miragen Target in such Target [*] and [*] that are not Miragen Targets but wherein [*] or [*].

(b)	Miragen Exclusivity. Neither Miragen nor any of its Affiliates or Sublicensees shall, directly or indirectly, [*] until (i) [*], or (ii) [*], whichever occurs first.

3.4.	Product Development; Semi-Annual Updates. Miragen shall use Diligent Efforts to Develop, obtain Regulatory Approvals (including Marketing Approvals) for the Commercialization of, [*] (except as provided in Section 3.7), and Commercialize, at least one Product per Target [*] pursuant to the Product License for such Target [*]. Miragen shall provide to Santaris semi-annual written reports regarding its Product research and Development activities and, upon request by Santaris, shall meet with Santaris to review such Product research and Development activities at reasonable times and locations at least twice during each year of the Term.

3.5.	Regulatory Approvals. As between the Parties, Miragen shall file, in its own name or in the name of its Affiliate or Sublicensee, all applications for Regulatory Approvals for Products. As between the Parties, Miragen shall have the sole responsibility for communicating with any Regulatory Authority regarding any application for a Regulatory Approval or any Regulatory Approval once granted.

3.6.	Regulatory Reporting. As between the Parties, Miragen shall be responsible for filing all reports required to be filed in order to maintain any Regulatory Approvals granted for Products in the Territory; provided, however, [*]. As between the Parties, Miragen shall be solely responsible for adverse drug experience reports, literature review and associated reports; adverse drug experience follow-up reports; preparation and submission of all safety reports to the Regulatory Authorities as required; maintaining the global safety database; all interactions with Regulatory Authorities; periodic submissions; labeling modifications; risk management; safety monitoring and detection; and safety measures (e.g., clinical holds and restriction in distribution).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.7.	[*]

(a)	[*]

(b)	[*]

(i)	[*]

(ii)	[*]

(c)	[*]

(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

(vi)	[*]

(vii)	[*]

(viii)	[*]

(d)	[*]

(e)	[*]

(f)	[*]

(g)	[*]

3.8.	Commercialization. Miragen shall use Diligent Efforts to Commercialize each Product in each country for which Miragen has obtained Marketing Approval. Upon Santaris’ written request but not to exceed once annually, Miragen shall provide summaries of Miragen’s (and its Affiliates’ and Sublicensees’) major marketing, promotional and sales activities and results. In performing its marketing and promotion activities in respect of Products, Miragen and its Affiliates and Sublicensees shall comply with all applicable laws, regulations and guidelines concerning such promotional activities.

4.	CONSIDERATION.

4.1.	Cash Consideration Paid prior to the Restatement Date. The Parties acknowledge that Miragen paid Santaris the sum of €500,000 prior to the Restatement Date in connection with the execution of the First Amendment to the Original Agreement.

4.2.	Additional Upfront Cash Consideration. Within [*] days after the Restatement Date, Miragen shall pay the sum of $1,000,000.

4.3.	Existing Target [*] 4. Within [*] days after the Restatement Date, Miragen shall pay in euros the sum of €450,000 in respect of rights granted to Existing Target [*] 4.

4.4.	Target Replacement Fee. Within [*] days after notice from Santaris that a proposed replacement Target (and members of its Target [*]) is accepted as an Existing or New Target pursuant to the terms set forth in Section 2.3, Miragen shall pay [*], provided that no payment shall be due under this Section 4.4 (a) for [*] or (b) for the [*] (for clarity, the [*] shall be not be considered a [*]).

4.5.	Product License Option Fee. Within [*] days after the exercise of a Product License Option for a proposed New Target [*] and notice from Santaris that such Target [*] is accepted as a New Target [*] pursuant to Section 3.1, Miragen shall pay [*], provided that no payment shall be due under this Section 4.5 for New Target [*] 1.

4.6.	Equity. Miragen issued to Santaris up to 856,806 shares (the “Shares”) of Miragen’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which such shares were issued in accordance with the Equity Agreements. The Parties are amending the Equity Agreements on the date hereof to provide for the immediate vesting of all Shares.

4.7.	Milestone Payments.

(a)	Subject to Sections 4.7(c), 11.1(b) and 11.1(c), on a Product-by-Product basis and only once for each Product, Miragen shall pay to Santaris, the amounts set forth below within [*] days after the achievement of the corresponding milestone event by Miragen or its Affiliates:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Milestone Event	Amount ($000s)
(i) [*]	[*]
(ii) [*]	[*]
(iii) [*]	[*]
(iv) [*]	[*]

(b)	For clarity, no milestone payment shall be made twice for the same Product, and for the purpose of determining whether a milestone payment is triggered under this Section 4.7, Products containing a Miragen Compound as a single Active Ingredient and Combination Products comprising the same Miragen Compound (and no other Miragen Compounds Developed pursuant to an IND that is separate from the IND for the first Miragen Compound in such Product) shall be deemed the same Product, regardless of dosage, formulation, route of administration, product indication, intended use, label or other active ingredients contained therein.

(c)	This Section 4.7 shall no longer apply in respect of a particular milestone event for a particular Product, and the corresponding milestone payment under this Section 4.7 shall not be triggered, if at the time such milestone event is achieved for such Product, Miragen or its Affiliates has granted to a Sublicensee (other than an Affiliate of Miragen) a Sublicense to Develop and Commercialize such Product in at least the United States or the entire European Union. If at the time such milestone event is achieved for such Product, Miragen or its Affiliates has granted to one or more Sublicensees (other than Affiliates of Miragen) Sublicenses to Develop and Commercialize such Product, but none of such Sublicenses include the United States or the entire European Union, then Miragen shall pay Santaris the greater of (i) the milestone payment due under this Section 4.7 for the achievement of such milestone event for such Product, or (ii) Santaris’ share pursuant to Section 4.10 of all Sublicense Revenue received by Miragen from such Sublicensees on account of the achievement of such milestone event for such Product.

4.8.	Payments. All payments under this Article 4 are non-refundable and non-creditable and shall be paid in immediately available funds to the bank accounts designated by Santaris.

4.9.	Royalties. For the duration of the Royalty Period, on a Product-by-Product and country-by-country basis, Miragen shall pay to Santaris royalties equal to (a) [*] of Net Sales of such Product in such country by Miragen or its Affiliates and (b)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] (i) [*] of Net Sales of such Product in such country by Sublicensees or (ii) [*] of the Sublicense Royalties received by Miragen and its Affiliates on Net Sales of such Product in such country by Sublicensees, but not less than [*] of such Net Sales (except that, if Sublicense Royalties received by Miragen and its Affiliates on account of such Net Sales are, after deduction of Miragen’s Third Party payment obligations with respect thereto, less than [*] of such Net Sales, then [*] royalty shall be owed to Santaris with respect to such Net Sales); [*]. After the Royalty Period for any Product in any country in the Territory, no further royalties shall be payable in respect of sales of such Product in such country and thereafter the Product License with respect to such Product in such country shall be a fully paid-up, perpetual, irrevocable, royalty-free, exclusive license.

4.10.	Sharing of Upfront Payments and Sublicense Revenue. In respect of each Miragen Target for which a Product License is or becomes effective, Miragen shall pay Santaris (a) [*] of all Upfront Payments; and (b) subject to Section 4.7(c), [*] of Sublicense Revenue (for clarity, excluding any Sublicense Royalties) that, in each case, Miragen receives from a Sublicensee.

4.11.	Reports and Payments.

(a)	Royalty Statements and Payments. During the Royalty Period for a particular Product in a particular country, within [*] days after the end of each calendar quarter, Miragen shall deliver to Santaris a report setting forth for such calendar quarter the following information, on a Product-by-Product and country-by-country basis: (i) the Net Sales of such Product in such country during such calendar quarter, (ii) the basis for any adjustments to the royalty payable for such Net Sales of such Product in such country, (iii) the royalty due hereunder for the Net Sales of such Product in such country, (iv) the currency exchange rates used in determining such royalties and (v) the amount of Sublicense Revenue received by Miragen or its Affiliates for such Product in such country during such calendar quarter. No such reports shall be due for any Product until the First Commercial Sale of such Product in the Territory or Miragen has granted a Sublicense hereunder, whichever is earlier. The total royalty and share of Sublicense Revenue due for the sale of Products during such quarter shall be remitted at the time such report is made.

(b)	Taxes and Withholding. All payments under this Agreement shall be made in full without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations. If Miragen is so required to deduct or withhold, Miragen will (i) promptly notify Santaris of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Santaris, and reduce the payment to Santaris by the same amount, (iii) promptly forward to Santaris an official receipt (or certified

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

copy) or other documentation reasonably acceptable to Santaris evidencing such payment to such authorities and (iv) cooperate reasonably, as Santaris may request (at Santaris’ expense), in efforts of Santaris to obtain a refund or otherwise recover such withheld taxes.

(c)	Currency. Except as expressly indicated otherwise, all amounts payable and calculations hereunder shall be in United States dollars. As applicable, Net Sales, Sublicense Revenues, Sublicense Royalties and any royalty deductions shall be converted into United States dollars in accordance with Miragen’s customary and usual conversion procedures, consistently applied.

(d)	Blocked Currency. If, at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where any Product is sold, payment shall be made through such lawful means or methods as the Parties may mutually determine.

(e)	Interest on Late Payments. Any amounts not paid within [*] days after the date due under this Agreement are subject to interest from the date due through and including the date upon which payment is received. Such interest shall be calculated at a rate equal to [*] percentage points over the 90 day “London Interbank Offered Rate,” as such rate is published in The Wall Street Journal or successor thereto on the last business day of the applicable quarter prior to the date on which such payment is due, or the maximum rate permitted by law, whichever is less.

4.12.	Maintenance of Records; Audits.

(a)	Record Keeping. Miragen and its Affiliates shall keep, and shall cause its Sublicensees to keep, accurate books of account and records in connection with the sale of Products, in sufficient detail to permit accurate determination of all figures necessary for verification of all payments to be paid hereunder. Miragen, its Affiliates or Sublicensees shall maintain such records for a period of at least [*] years after the end of the year in which they were generated.

(b)	Audits. Upon [*] days prior written notice from Santaris, Miragen shall permit an independent certified public accounting firm of internationally recognized standing selected by Santaris and reasonably acceptable to Miragen, to examine, at Santaris’ sole expense, the relevant books and records of Miragen as may be reasonably necessary to verify the accuracy of the reports submitted by Miragen in accordance with Section 4.11(a) and the payment of royalties and the amounts payable under Section 4.10. An examination by Santaris under this Section 4.12(b) shall occur not more than [*] in any year and shall be limited to the pertinent books and records which have not previously been examined under this Section 4.12(b) by Santaris for any year ending not more than [*] years before the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

date of the request. The accounting firm shall be provided access to such books and records at Miragen’s facilities where such books and records are normally kept and such examination shall be conducted during Miragen’s normal business hours. Miragen shall require its Sublicensees to grant Miragen, Santaris or an independent auditor approved by such Sublicensee and Santaris, to have comparable access to such Sublicensees’ relevant books and records to verify the payment of royalties. If a Party or an independent auditor engaged by a Party conducts an audit of a Sublicensee pursuant to the preceding sentence, such Party shall share the results of such audit, in confidence, with the other Party.

(c)	Underpayments/Overpayments. If such accounting firm concludes that additional royalties or share of Sublicense Revenue were due to Santaris, Miragen shall pay to Santaris the additional royalties within [*] days of the date Miragen receives such accountant’s written report so concluding. If such underpayment exceeds [*] of the royalties or share of Sublicense Revenue that were to be paid to Santaris, Miragen also shall reimburse Santaris for all reasonable charges of such accountants for conducting the audit. If such accounting firm concludes that Miragen overpaid royalties or share of Sublicense Revenue to Santaris, Miragen shall be entitled to reduce any subsequent payments by the amount of the overpayment.

5.	INTELLECTUAL PROPERTY.

5.1.	Ownership.

(a)	As between the Parties, Miragen shall be the sole and exclusive owner of all right, title and interest in and to all Miragen Compound Patents.

(b)	Subject to Section 5.1(a), as between the Parties, each Party shall own all inventions and other Know-How conceived, reduced to practice or otherwise made solely by employees of such Party and any Patents claiming such inventions.

(c)	Subject to Section 5.1(a), if any inventions or other Know-How are conceived, reduced to practice or otherwise made jointly by employees of both Parties in connection with any activities performed under this Agreement, such inventions and Know-How, and any Patents claiming such inventions (collectively, the “Joint IP”), shall be jointly owned by the Parties. Each Party may exploit any Joint IP without accounting to or obtaining consent from the other Party, subject to the rights and obligations of the Parties with respect to the Joint IP under this Agreement, including Miragen’s Research Licenses and Product Licenses and the rights granted Santaris under Section 8.5 (including Schedule 8.5(b)). The Parties shall discuss in good faith the terms and conditions upon which the prosecution, maintenance and enforcement of all Patents within the Joint IP shall be conducted and allocated between the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2.	Inventorship. All determinations of inventorship under this Agreement shall be made in accordance with the patent laws of the United States.

5.3.	Improvements to LNA Platform Technology.

(a)	[*]

(b)	[*]

5.4.	Patent Prosecution and Maintenance.

(a)	[*]

(b)	[*]

5.5.	Enforcement of Patents.

(a)	[*]

(b)	[*]

(c)	[*].

5.6.	[*] Patents.

(a) As of the Restatement Date, Santaris is conducting a bona fide internal program to develop LNA Compounds Targeting [*] (also referred to as “[*]”), and in connection with such program, Santaris is planning to assign the [*] Patents to an Affiliate that, at the time of such assignment, will be a wholly owned subsidiary of Santaris but that may subsequently become a Third Party as a result of investment by or sale to one or more Third Parties (such assignee of the [*] Patents, the “[*] Assignee”). Santaris hereby covenants to Miragen that, in connection with the assignment of the [*] Patents, Santaris shall obtain from the [*] Assignee and shall maintain during remainder of the Term after such assignment:

(i)	the exclusive license, with right to grant sublicenses, under the [*] Patents, to research, Develop, [*] and Commercialize LNA Compounds that are claimed by the [*] Patents and that are Targeting any Target other than [*] (the “[*] Targets”) in the Territory for use in the Field; and

(ii)	the right to cause the [*] Assignee, to the extent possible, practicable and not likely to have an adverse effect on the patentability, validity or enforceability of the [*] Patents, to file divisional patent applications to separate claims covering LNA Compounds Targeting [*] from claims that cover only LNA Compounds Targeting [*] Targets, and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)	the right to cause the [*] Assignee to assign to Santaris any and all right, title and interest in and to each divisional patent application that does not claim LNA Compounds Targeting [*] and all Patents issuing from any such divisional patent application (collectively, the “[*] Divisional Patents”).

(b) Miragen shall not have any rights with respect to any [*] Patents, except as set forth in this Section 5.6(b) or Section 5.6(c) below. Santaris shall not, and shall ensure that its Affiliates, the [*] Assignee, and any future assignees or licensees of the [*] Patents shall not, assert against Miragen or its Affiliates, any of the [*] Patents that claim LNA Compounds Targeting [*] Targets, with respect to Miragen’s or its Affiliate’s discovery, identification, [*] for non-clinical research development, or performance of non-clinical research or pre-clinical development (up to immediately prior the commencement of IND Enabling Studies) of, LNA Compounds Targeting any such [*] Target, provided that such [*] Target passed the screening procedure set forth in Section 2.2(b). For clarity, the foregoing covenant not to sue does not pertain to any LNA Compounds Targeting [*] because it is a Blocked Target and not capable of passing the screening procedure set forth in Section 2.2(b).

(c) In the event that Miragen nominates a [*] Target as a Miragen Target (whether as an Existing Target, New Target or a replacement for an Existing Target or New Target) for a Product License and such Target passes the gate-keeping procedure in Section 2.4 such that such [*] Target becomes a Miragen Target, then:

(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

6.	CONFIDENTIALITY.

6.1.	Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than to exercise it rights or perform its obligations under this Agreement, provided that such disclosure is (a) limited on a “need to know” basis to those persons directly involved in performing the relevant activities permitted under this Agreement who require access to such Confidential Information, and to legal representatives or (b) is subject to confidentiality obligations no less restrictive than those set forth herein.

6.2.	Confidential Information shall not include information that the Receiving Party can establish:

(a)	was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party in breach of the confidentiality obligations set forth in this Article 6;

(d)	was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)	was independently discovered or developed by or on behalf of the Receiving Party without the use of or reference to the Confidential Information of the other Party and the Receiving Party has documentary evidence to that effect.

6.3.	Authorized Disclosure and Use. Notwithstanding Section 6.2, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent such disclosure is reasonably necessary to:

(a)	file or prosecute patent applications which the Receiving Party is authorized to file or prosecute hereunder;

(b)	facilitate discussions with actual or potential collaborators, investors or acquirers in connection with a collaboration with, investment in or acquisition of the Receiving Party, subject to confidentiality obligations no less restrictive than those set forth herein (with shorter duration if appropriate but in no event for a period that is shorter than [*] years from the date of disclosure by the Receiving Party to such person or entity); or

(c)	to the extent necessary to comply with applicable laws or regulations of applicable governmental authorities, including in connection with filing, obtaining and maintaining Regulatory Approvals.

In the event that the Receiving Party shall deem it necessary to disclose pursuant to this Section 6.3 Confidential Information of the Disclosing Party, the Receiving Party shall to the extent possible give reasonable advance notice of such disclosure to the Disclosing Party and take reasonable measures to ensure confidential treatment of such information.

6.4.	SEC or Similar Filings. Either Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, rules and regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission, the Copenhagen Stock Exchange or other applicable regulatory organizations or self-regulatory organizations. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.4, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. If a Party discloses this Agreement or any of the terms hereof in accordance with this Section 6.4, such Party agrees, at its own expense, to seek confidential treatment of portions of this Agreement, or such terms, as may be reasonably requested by the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.5.	Public Announcements; Publications.

(a)	Coordination. Santaris and Miragen shall, from time to time, and at the request of the other Party, discuss and agree on the general information content relating to this Agreement that may be publicly disclosed (including by means of any printed publication or oral presentation); provided, that Miragen, subject to Section 6.5(b) and Section 6.2, shall have no obligation to consult with Santaris with respect to any scientific publication or public announcement concerning its Development, Manufacturing or Commercialization activities with respect to Miragen Compounds and Products under this Agreement.

(b)	Announcements. Except as may be expressly permitted under Section 6.5(a) or as may be appropriate for Miragen to make in connection with its Development, [*] or Commercialization activities as contemplated hereunder, neither Party will make any public announcement regarding this Agreement or the Development, [*] or Commercialization of Miragen Compounds or Products without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement shall prevent Miragen from making any scientific publication or public announcement concerning its Development, [*] or Commercialization activities with respect to Miragen Compounds or Products under this Agreement; provided, that Miragen shall not disclose any Confidential Information of Santaris in any such publication or announcement without obtaining Santaris’ prior written consent to do so.

6.6.	Termination of Prior Confidentiality Agreement. This Agreement supersedes any confidentiality agreement(s) between the Parties dated prior to the Effective Date (collectively, the “Prior Confidentiality Agreements”), including any amendments thereto; provided, that the foregoing shall not limit any remedies available to either Party with respect to any breach of the Prior Confidentiality Agreements which occurred prior to the Effective Date. All Information (as defined in the Prior Confidentiality Agreements) exchanged between the Parties under the Prior Confidentiality Agreements shall be deemed to be Confidential Information under this Agreement and shall be subject to the terms of this Article 6.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	REPRESENTATIONS.

7.1.	Representations and Covenants of Each Party. Each of Santaris and Miragen hereby represents and covenants to the other Party as follows as of the Effective Date and the Restatement Date:

(a)	it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)	this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on enforcement based on bankruptcy laws and other debtors’ rights;

(e)	the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or other governing documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(f)	it shall at all times comply in all material respects with all applicable laws and regulations relating to its activities under this Agreement; and

(g)	it has not entered into, and after the Effective Date shall not enter into, any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

7.2.	Additional Santaris Representations. Except to the extent disclosed by Santaris pursuant to a letter to Miragen dated as of the Effective Date, Santaris further represents and covenants to Miragen as follows that:

(a)	Santaris has not, as of the Effective Date and the Restatement Date, and will not following the Effective Date knowingly (i) grant any rights that are inconsistent with the rights granted to Miragen herein or (ii) take any action that would prevent it from granting the rights granted to Miragen under this Agreement, or that would otherwise materially conflict with or adversely affect Miragen’s rights under this Agreement;

(b)	As of the Effective Date and the Restatement Date, there are no actions, suits, proceedings or investigations pending against Santaris before any court, government or regulatory body, agency, commission, official or any arbitrator that are reasonably expected to have a material adverse effect on Santaris’ ability to consummate the transactions contemplated hereby;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	As of the Effective Date and the Restatement Date, (i) Santaris solely owns, or as identified in Schedule 1.28, is the exclusive licensee in good standing of, all LNA Platform Technology in existence as of the Effective Date or the Restatement Date, as applicable and (ii) the [*] Assignee solely owns, all [*] Patents in existence as of the Restatement Date;

(d)	As of the Effective Date and the Restatement Date, Santaris has not received, nor is aware, of any claims or allegations that a Third Party (other than a Third Party licensor identified in Schedule 1.28) has any right or interest in or to any [*] Patent or any Patent in the LNA Platform Technology or Santaris Technology or that any of such Patents are invalid or unenforceable;

(e)	As of the Effective Date and the Restatement Date, Santaris has not filed any claims or sent any notices to any Third Parties claiming that the activities of such Third Parties have infringed or misappropriated the LNA Platform Technology or Santaris Technology and to Santaris’ knowledge, no Third Parties are infringing or misappropriating any LNA Platform Technology or Santaris Technology (in the case of pending claims evaluating them as if issued), in each case to the extent relating to any Miragen Targets; and

(f)	As of the Effective Date and the Restatement Date, Santaris has not received, nor is it aware, of any claims or allegations that practice of the LNA Platform Technology infringes or misappropriates any intellectual property rights of any Third Party.

(g)	Santaris hereby further represents and warrants to Miragen that:

(i)	[*]

(ii)	unless a particular target has been selected by the Santaris Licensee for a license from Santaris, under the LNA Platform Technology, for development (beyond the commencement of IND-Enabling Studies) and commercialization of products directed to such target, before Miragen submits such Target to the Target gate-keeping procedure set forth in Section 2.4, Santaris’ agreement with the Santaris Licensee permits Santaris to grant rights to Miragen to such target as part of Existing Target [*] 4 or any New Target, subject to the Santaris Licensee’s non-exclusive license described in clause (a) for research up to but not including IND Enabling Studies; and

(iii)	the Product License for Existing Target [*] 4 and any New Target in connection with all pre-clinical development activities performed after the commencement of IND-Enabling Studies, all clinical development activities and all commercialization

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

activities shall be exclusive even with respect to Santaris Licensee. In reliance on such representations and warranties, Miragen acknowledges that, solely with respect to Existing Target [*] 4, any New Targets and any Target replacing any Miragen Target pursuant to Section 2.3, Miragen’s Exclusive Research Licenses and Product Licenses, and Santaris’ obligations under Section 3.3(a), in each case in connection with any discovery and research activities conducted prior to the commencement of IND-Enabling Studies, may be subject to the non-exclusive license granted by Santaris to the Santaris Licensee as described above in clause (i).

7.3.	Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT THE USE OF ANY TARGET IS FREE OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, THAT PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF PRODUCTS ARE DEVELOPED, WITH RESPECT TO SUCH PRODUCTS, THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.	TERM AND TERMINATION.

8.1.	Term. The term of this Agreement will commence on the Effective Date and shall extend, unless this Agreement is terminated earlier in accordance with this Article 8, until (a) if there is at least one Miragen Target that has not been terminated, the expiration of all Royalty Periods, (b) the termination of the last Miragen Target (including all replacement Targets), provided that Miragen’s right pursuant to Section 3.1 to obtain a Product License for any New Target [*] expired prior to such termination, or (c) the expiration of Miragen’s right pursuant to Section 3.1 to obtain a Product License for any New Target [*], provided that all Miragen Targets (including their replacement Targets) were terminated before such expiration (the “Term”).

8.2.	Termination by Either Party for Material Breach by the Other Party.

(a)	Either Party may terminate this Agreement on a Target [*]-by-Target [*] basis at any time by giving written notice to the other Party if the other Party commits a material breach of its obligations under this Agreement with respect to a particular Target [*] and such breach remains uncured for [*] days (or [*] days in the case of the breach of a payment obligation) from the date written notice of such breach (which notice shall identify the relevant Target [*]) is given to the breaching Party. Additionally, if Miragen fails to cure any deemed material breach under the penultimate sentence of Section 3.1(f) within the cure period referred to therein, Santaris may terminate this Agreement with respect to one or more Miragen Targets upon written notice to Miragen and without any additional cure periods.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	Either Party may terminate this Agreement in its entirety at any time by giving written notice to the other Party if the other Party commits a material breach of its obligations under this Agreement that are not directed only to a particular Target [*] and such breach remains uncured for [*] days (or [*] days in the case of the breach of a payment obligation) from the date written notice of such breach is given to the breaching Party.

(c)	Each Party may terminate this Agreement with immediate effect upon providing the other Party with written notice if the other Party breaches Section 11.1(a).

(d)	[*]

8.3.	Termination on Insolvency. This Agreement may be terminated in its entirety with immediate effect by Santaris upon written notice to Miragen if (a) a case is commenced by or against Miragen under applicable bankruptcy, insolvency or similar laws and not dismissed within [*] days thereafter, (b) Miragen files for or is subject to the institution of bankruptcy, reorganization, liquidation, receivership or similar proceedings that are not dismissed within [*] days thereafter, (c) Miragen assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for Miragen’s business and is not dismissed within [*] days after appointment, (e) a substantial portion of Miragen’s business is subject to attachment or similar process, which attachment or similar process is not dismissed within [*] days thereafter, (f) Miragen suspends making payments with respect to all or any class of its debts for a period of more than [*] days or (g) anything analogous to any of the events described in the foregoing subsections (a) through (f) occurs under the laws of any applicable jurisdiction and is not addressed or corrected within [*] days.

8.4.	Termination At Will by Miragen. Miragen may terminate this Agreement in its entirety or on a Target [*]-by-Target [*] basis for any reason at any time upon [*] days prior written notice to Santaris.

8.5.	Effects of Termination.

(a)	Effect of Termination by Miragen for Material Breach by Santaris. If Miragen terminates this Agreement with respect to any or all Target [*] pursuant to Section 8.2, then all rights and obligations of each Party under this Agreement shall terminate with respect to such Target [*] (or the Agreement in its entirety as the case may be), subject to Section 8.7.

(b)	Effect of Termination for Targets Terminated by Miragen At Will, Replaced by Miragen, or Terminated by Santaris for Miragen’s Material Breach or Insolvency. If:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i)	Miragen gives notice of termination of one or more Miragen Target(s) (and its Target [*]) pursuant to Section 8.4,

(ii)	Miragen replaces one or more Miragen Target(s) (and its Target [*]) pursuant to Section 2.3, or

(iii)	Santaris terminates one or more Miragen Target(s) (and its Target [*]) pursuant to Sections 3.1(f), 8.2 or 8.3 then, in each case, upon the effective date of such termination, the provisions in Schedule 8.5(b) shall apply.

(c)	Santaris agrees that, if this Agreement is terminated by Santaris pursuant to Section 8.2 or 8.3 and such termination did not arise directly or indirectly from any acts or omissions of a particular Sublicensee, Santaris will, at such Sublicensee’s request, enter into an agreement (the “Direct License”) with such Sublicensee whereby such Sublicensee would receive:

(i)	with respect to the rights granted by Santaris to Miragen under this Agreement and sublicensed to such Sublicensee by Miragen under a Sublicense, as a substitute for its Sublicense from Miragen (which Sublicense was terminated as a result of the termination of this Agreement), a direct license from Santaris of the same scope as such Sublicense; and

(ii)	with respect to rights licensed to Santaris from or by Miragen pursuant to Schedule 8.5(b) upon such termination, a direct sublicense from Santaris of the same scope as such Sublicensee’s licenses with respect thereto under its Sublicense with Miragen, and such Sublicensee would retain, with respect thereto, the patent prosecution and enforcement rights set forth in its Sublicense with Miragen.

If such Sublicensee requests a Direct License from Santaris, such Sublicensee shall not be required as a result of such termination of this Agreement with respect to Miragen to grant Santaris the licenses set forth in Schedule 8.5(b) in respect of any Miragen Compound Patents or Miragen Product Technology Controlled by such Sublicensee. The Direct License shall be on the same terms and conditions that applied to Miragen under this Agreement, including terms with respect to termination and the effects thereof; provided, that Santaris shall receive from such Sublicensee the same financial payments that Santaris would have otherwise received from Miragen under Sections 4.9(b) and 4.10 of this Agreement if this Agreement had not been terminated with respect to Miragen and such Sublicensee had remained a Sublicensee. For clarity, the Direct License shall not require such Sublicensee to pay Santaris the amounts that Miragen would have been required to pay to Santaris pursuant to Section 4.7 or 4.9(a). [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	[*]

(e)	Effect of Termination of the Non-Exclusive Research License. If this Agreement is terminated in its entirety for any reason before expiration of the Non-Exclusive Research License, the Non-Exclusive Research License shall terminate, in addition to any other effects under this Section 8.5.

8.6.	Pending Dispute Resolution. If a Party gives notice of termination under Section 8.2 and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated (in its entirety or with respect to only one or more Target [*]) shall be resolved in accordance with Article 10, and each Party shall continue to perform its obligations hereunder pending the conclusion of such dispute resolution proceeding. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall become effective if the breach is not cured within [*] or [*] days, as applicable, of such determination. Subject to Section 9.5, a breaching Party shall remain liable for any damages accrued during any dispute resolution proceeding described in this Section 8.6. If as a result of such dispute resolution proceeding, it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.

8.7.	Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve either Party of any obligation (including payment obligations) that accrued before the effective date of such expiration or termination. Nothing in Section 3.1(f) or this Article 8 shall be deemed to limit a Party from any other remedy that such Party may have for a material breach of this Agreement by the other Party. The rights and obligations of the Parties with respect to any Target [*] not terminated hereunder shall remain in full force and effect for the remainder of the Term. The following provisions shall survive expiration or termination of this Agreement: Sections 2.2(b)(vi), 3.1(f), 3.6 (last sentence only and solely in respect of activities conducted or Product sold prior to termination), 4.9 (last sentence and solely with respect to Royalty Periods that have expired prior to the termination of this Agreement and to the expiration of the Agreement), 4.11 (solely in respect of royalties and other amounts accrued hereunder prior to termination), 4.12, 5.1, 5.2, 5.3(b), 7.3, 8.5 (including Schedule 8.5(b)) and 8.7, and Articles 1, 6 (provided that Section 6.5(b) shall survive solely with respect to the announcement of the termination or expiration of this Agreement), 9, 10 and 11.

9.	INDEMNIFICATION AND INSURANCE.

9.1.	Indemnification by Miragen. Miragen shall indemnify and defend Santaris, its Affiliates, licensors and assignors, and each of their respective employees, officers, directors and agents (each, a “Santaris Indemnified Party”), from and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, “Liabilities”) that the Santaris Indemnified Party incurs or suffers resulting from or arising out of any Third Party claims arising out of:

(a)	the practice of a Research License or the Development, Manufacture or Commercialization of any Miragen Compound or Product by, on behalf of or under the authority of, Miragen, its Affiliates or Sublicensees, including any patent infringement (for clarity, including infringement of any Target Patent) or the personal injury or death of any person as a result of use of any Miragen Compound or Product;

(b)	any Miragen representation set forth herein being untrue when made; or

(c)	any breach by Miragen of any of its covenants under this Agreement;

except, in each case, to the extent caused by (i) the gross negligence or willful misconduct of Santaris or any Santaris Indemnified Party, (ii) any Santaris representation set forth herein being untrue when made or (iii) any breach by Santaris of any of its covenants under this Agreement.

9.2.	Indemnification by Santaris. Santaris shall indemnify and defend Miragen and its Affiliates, and each of their respective employees, officers, directors and agents (each, a “Miragen Indemnified Party”), from and against any and all Liabilities that the Miragen Indemnified Party incurs or suffers resulting from or arising out of any Third Party claims arising out of:

(a)	the Development, Manufacture or Commercialization of (i) any Reversion Product by, on behalf of or under the authority of, Santaris, its Affiliates or sublicensees, including any patent infringement or the personal injury or death of any person as a result of use of any Reversion Product or (ii) any product containing an LNA Compound Targeting a Miragen Target in a Terminated Miragen Target [*], on behalf of or under the authority of, Santaris, its Affiliates or sublicensees, including any patent infringement or the personal injury or death of any person as a result of use of any such product;

(b)	the commercial supply of LNA Raw Materials by Santaris to Miragen pursuant to Section 3.7;

(c)	any Santaris representation set forth herein being untrue when made; or

(d)	any breach by Santaris of any of its covenants under this Agreement;

except, in each case, to the extent caused by (i) the gross negligence or willful misconduct of Miragen or any Miragen Indemnified Party, (ii) any Miragen representation set forth herein being untrue when made or (iii) any breach by Miragen of any of its covenants under this Agreement.

9.3.	Procedure. Each Party will notify the other promptly in the event it becomes aware of a claim for which indemnification may be sought hereunder. In furtherance and not in limitation of the preceding sentence, in case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 9, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing within 15 days after the Indemnified Party first becomes aware of such proceeding and the Parties shall promptly meet

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party shall have the right to assume the defense of any claim asserted by a Third Party subject to indemnification obligations hereunder. The Indemnifying Party, upon assuming the defense of such claim, shall retain counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such claim and shall pay the fees and expenses of such counsel. The Indemnified Party shall cooperate fully with the Indemnifying Party in the defense of any such claim or proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

9.4.	Insurance. Miragen shall obtain and maintain commercial general liability insurance with reputable and financially secure insurance carriers to cover its indemnification obligations under Section 9.1, with limits of not less than $1,000,000.00 per occurrence and in the aggregate, or after Miragen’s commencement of a human clinical trial with limits of not less than $5,000,000.00 per occurrence and in the aggregate. Such insurance shall be procured with carriers having an A.M. Best Rating of A-VII or better.

9.5.	Liability. Except with respect to liability arising from a breach of Article 6, or to the extent such Party may be required to indemnify the other Party under this Article 9, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT OR TORT, OR ARISING UNDER APPLICABLE LAW OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT.

10.	DISPUTE RESOLUTION.

10.1.	Executive Mediation. The Parties shall first seek to resolve any controversy, claim or dispute arising out of or relating to this Agreement through good faith discussions. If the Parties are unable to resolve such dispute in the course of such discussions, the matter shall be referred to the Parties’ respective Executive

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than [*] days after referral. If the Executive Officers cannot resolve such dispute within such [*]-day period, either Party may initiate the dispute resolution procedures set forth in Section 10.2. Any discussions or negotiations between the Parties pursuant to this Section 10.1 shall not be admissible in any subsequent dispute resolution proceeding. For purposes of this Article 10, “Executive Officers” means the President of Miragen (or an executive officer of Miragen designated by such President of Miragen) and the Chief Executive Officer of Santaris (or an executive officer of Santaris designated by such Chief Executive Officer of Santaris). For the avoidance of doubt, no controversy, claim or dispute arising out of or relating to this Agreement may be referred to binding arbitration under Section 10.2 until the Parties have followed the executive mediation procedure set forth in this Section 10.1; provided, however, neither Party shall be required to follow the executive mediation procedure set forth in this Section 10.1 before attempting to obtain a temporary restraining order, preliminary injunction or other interim or conservatory relief.

10.2.	Arbitration.

(a)	If a dispute is not resolved by the negotiation of the Executive Officers as set forth in Section 10.1, the Parties agree to resolve such dispute through final and binding arbitration conducted under [*]. At any time following the [*]-day period of negotiation between the Executive Officers set forth in Section 10.1, either Party may initiate arbitration of an unresolved dispute by written notice to the other Party of its intention to arbitrate, which notice shall specify in reasonable detail the nature of the dispute.

(b)	The arbitration shall be conducted by a panel of three persons; provided, that if the dispute involves claims for damages of less than [*], there shall be only one arbitrator, nominated jointly by the Parties within [*] days of such arbitration notice. Within [*] days after the initiation of arbitration, each Party shall nominate one person to act as arbitrator and the two Party-selected arbitrators shall jointly nominate a third arbitrator within [*] days of their appointment. If any arbitrator is not nominated within these time periods or any arbitrator so nominated by the Parties under this Section 10.2 is not approved by the [*] for appointment, the [*] shall appoint a suitable replacement. Arbitrators shall be independent experts (including lawyers) with at least ten years experience with intellectual property licensing agreements in the pharmaceutical industry and shall not be or have been an Affiliate, sublicensee, employee, consultant, officer, director or stockholder of either Party, and shall comply with the requirements of the IBA Guidelines on Conflicts of Interest in International Arbitration. The chair of the tribunal shall not have the same nationality of either Party.

(c)	The arbitration proceedings shall be conducted [*]. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	Each Party agrees to use reasonable efforts to make all of its current employees available to testify or provide written statements, if reasonably necessary. In addition to the authority conferred upon the arbitral tribunal by the Rules, the arbitral tribunal shall have the authority to order production of documents in accordance with the IBA Rules on the Taking of Evidence in International Arbitration.

(e)	The arbitrators shall have the power to decide all questions of arbitrability. The arbitrators shall be instructed and required to render (A) a draft resolution or award within [*] days of the conclusion of the taking of evidence, and the Parties may provide comments thereon within ten days after its receipt and (B) a final written resolution and award on each issue that clearly states the basis upon which such resolution and award is made. The final written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [*] days after conclusion of the taking of evidence.

(f)	Confirmation of, or judgment upon, any award rendered by the tribunal may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement. Each Party agrees that, notwithstanding any provision of applicable laws or of this Agreement, it shall not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party. The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breaching these arbitration provisions and without abridging the powers of the arbitrators.

(g)	Except to the extent necessary to confirm or obtain judgment on an award or decision or as may be required by applicable laws, neither Party may, and the Parties shall instruct the arbitrators not to, disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

(h)	The Parties agree that (i) [*] (ii) [*]. Any payment to be made by a Party pursuant to a decision of the tribunal shall be made in United States dollars, without any deductions made for tax obligations or any other deductions.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	MISCELLANEOUS.

11.1.	Assignment; Change of Control.

(a)	Assignment. Neither this Agreement nor any interest hereunder shall be assignable, nor any obligation hereunder shall be delegated, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, that Santaris shall have the right to assign its right to receive cash payments under Article 4 to a Third Party upon prior written notice to Miragen. Notwithstanding the foregoing and subject to subsections (b) and (c) below, each Party may, without the other Party’s consent, assign its entire interest in this Agreement to (i) an Affiliate of such assigning Party for so long as such person or entity remains an Affiliate of such assigning Party or (ii) a successor to all or substantially all of its assets, whether by acquisition, merger, sale of stock, sale of assets or other transaction; provided that, in the case of assignment to its Affiliate, the assigning Party shall guarantee the performance of this Agreement by such Affiliate. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.1 shall be void.

(b)	Miragen Change of Control. Upon a Miragen Change of Control, the milestone payments referred to in items (i) and (ii) in the table set forth in Section 4.7(a) that have not been achieved by Miragen or its Affiliates before such Miragen Change of Control shall be increased by [*] of the amounts set forth in such sections.

(c)	Santaris Change of Control Upon a Santaris Change of Control:

(i)	the milestone payments referred to in items (i), (ii), (iii) and (iv) in the table set forth in Section 4.7(a) that have not been achieved by Miragen or its Affiliates before such Santaris Change of Control shall be decreased by [*] of the amounts set forth in such sections; and

(ii)	Santaris shall not have any rights, and Miragen shall not have any obligations, under Schedule 8.5(b) in respect of any Target [*] that becomes a Terminated Miragen Target [*] after such Santaris Change of Control.

11.2.	No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed by estoppel, implication or otherwise to have granted the other Party any license or other right with respect to any intellectual property of such Party.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.3.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.4.	Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control and could not have avoided by the exercise of reasonable diligence. It shall notify the other Party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use diligent efforts to resume performance of its obligations as soon as practicable; provided, that neither Party shall be required to settle any labor dispute or disturbance.

11.5.	Notices. Any notice or notification required or permitted to be provided under this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), five days after deposited in the mail if mailed by certified mail (return receipt requested), postage prepaid, or on the third business day if sent by internationally recognized express courier service, to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, that notices of a change of address or facsimile number shall be effective only upon receipt thereof):

All correspondence to Miragen shall be addressed as follows:

Miragen Therapeutics, Inc.

6200 Lookout Road

Suite 100

Boulder, CO 80301

United States of America

Attn: William S. Marshall, Ph.D., CEO

Fax: +1 (303) 531-5094

with copies to:

Cooley LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

United States of America

Attention: Marya A. Postner, Ph.D.

Facsimile: +1 (650) 849-7400

All correspondence to Santaris shall be addressed as follows:

Santaris Pharma A/S

Kogle Allé 6

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DK-2970 Hørsholm

Denmark

Attn: Chief Executive Officer

Fax: +45 45179887

with copies to:

Santaris Pharma A/S

Kogle Allé 6

DK-2970 Hørsholm

Denmark

Attn: Chief Financial Officer

Fax: +45 45179887

and

Santaris Pharma A/S

Kogle Allé 6

DK-2970 Hørsholm

Denmark

Attn: General Counsel

Fax: +45 45179887

11.6.	Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.7.	Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

11.8.	Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction from which no appeal can be or is taken, such provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

11.9.	Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.10.	Governing Law. Except as provided in the following sentence, this Agreement shall be governed by and interpreted in accordance with the substantive laws of [*], without regard to conflict of law principles thereof, other than [*].

11.11.	Entire Agreement of the Parties. This Agreement (including its Schedules) and the Equity Agreements constitute and contain the complete, final and exclusive understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof.

11.12.	Independent Contractors. It is agreed that both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of researching, identifying and Developing Miragen Compounds and Products.

11.13.	Counterparts. This Agreement may be executed in two counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

11.14.	Interpretation. Except where the context otherwise requires, the use of any gender herein shall be deemed to be or include the other genders, the use of the singular shall be deemed to include the plural (and vice versa) and the word “or” is used in the inclusive sense. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections or Schedules shall be construed to refer to Articles, Sections or Schedules of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[The remainder of this page is intentionally left blank. The signature page follows.]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

MIRAGEN THERAPEUTICS, INC.		SANTARIS PHARMA A/S

By:	/s/ Jason A. Leverone	By:	/s/ Henrik Stage
Jason A. Leverone		Henrik Stage
Chief Financial Officer miRagen Therapeutics, Inc.		President and Chief Executive Officer Santaris Pharma A/S

[SIGNATURE PAGE OF THE AMENDED AND RESTATED LICENSE AGREEMENT

BY AND BETWEEN MIRAGEN THERAPEUTICS, INC., AND SANTARIS PHARMA A/S]

Schedule 1.28

LNA Platform Technology Patents existing as of the Restatement Date

[*]

Priority	USA	Europe	Canada	Japan	Australia	Rest of World
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

Owned by Santaris:

Priority	USA	Europe	Canada	Japan	Australia	Rest of World
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]						[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Priority	USA	Europe	Canada	Japan	Australia	Rest of World
[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.41

[*] Patent

[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.30

[*] Specifications

The [*] Specifications are attached hereto and incorporated herein by reference.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]

[11 Pages Redacted]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.14

Existing Target [*] 1-3

Each of Target [*] shall be comprised of certain [*] sequences, each identified by its name and accession number as provided in the [*] at [*] and described below, and each such [*] sequence shall be deemed a “Miragen Target”:

Target [*]	Miragen Target
	[*] Name		[*] Accession Number
[*]	[	*]	[	*]
	[	*]	[	*]
	[	*]	[	*]
	[	*]	[	*]
	[	*]	[	*]
[*]	[	*]	[	*]
	[	*]	[	*]
	[	*]	[	*]
[*]	[	*]	[	*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 8.5(b)

Effect of Termination for Targets Terminated by Miragen At Will, Replaced by Miragen, or Terminated by Santaris for Miragen’s Material Breach or Insolvency.

If:

(i)	Miragen gives notice of termination of one or more Miragen Target(s) (and its Target [*]) pursuant to Section 8.4,

(ii)	Miragen replaces one or more Miragen Target(s) (and its Target [*]) pursuant to Section 2.3, or

(iii)	Santaris terminates one or more Miragen Target(s) (and its Target [*]) pursuant to Sections 3.1(f), 8.2 or 8.3

(each such Miragen Target (and its Target [*]) terminated or replaced as described in (i), (ii) or (iii) above, a “Terminated Miragen Target [*]”) then, in each case, upon the effective date of such termination:

(1)	[*]

(2)	[*]

(3)	[*]

(4)	[*]

(A)	[*]

(B)	[*]

(5)	[*]

(6)	[*]

(A)	[*]

(B)	[*]

[*]

(a)	[*]

(b)	[*]

(c)	[*]

(d)	[*]

(e)	[*]

(f)	[*]

(g)	[*]

(h)	[*]

(i)	[*]

[*]

(7)	[*]

(8)	[*]

(9)	[*]

(10)	[*]

(11)	[*]

(12)	[*]

(13)	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.